                                                                  EXHIBIT 10.1.1


                               AGREEMENT OF SALE



     This Agreement of Sale, made this 5 day of September, 1996, between Parkton Realty, Inc., Seller and Optical Security Industries, Inc., Buyer.

     Witness that the said Seller does hereby bargain and sell unto the said Buyer, and the latter does hereby purchase from the former the following described property, situated and lying in Baltimore County, Maryland, described on Exhibit "A", which is attached hereto and made a part hereof, 9.896 acres, more or less, known as The George's Transfer building and all improvements thereon, including an office/industrial building approximately 14,500 S.F., in Fee Simple.

                                  AGREEMENTS:

1.   DEPOSIT: Fifty Thousand Dollars 00/100 ($50,000.00) in the form of a check
     -------
     has been paid by Buyer and will be held by KLNB, Inc. to be placed in an interest bearing escrow account for the benefit of Buyer and applied as partial payment of the Purchase Price.

2.   PURCHASE PRICE: Seven Hundred Thousand Dollars 00/100 ($700,000.00) is
     --------------
     immediately available funds less the Deposit plus any accrued interest as stated in Paragraph 1 above. On the date of Closing, Seller shall reimburse Buyer with a credit of up to Sixteen Thousand Eight Hundred Dollars 00/100 ($16,800.00) based on estimated costs, as listed below, that Buyer may incur between the closing date and February 28, 1997. By March 31, 1997, Buyer will provide a final accounting to Seller. When the actual costs are known, any excess credit will be refunded to the Seller on or before April 15, 1997. The settlement of real estate taxes will be based on the most recent assessment. Utility bills will be prorated for the period.

                                     Per
               Items                Month          Total
               -----               ------         -------
          Water & Sewer            $  100         $   300
          Gas & Electricity         4,000          12,000
          Real Property Taxes       1,000           3,000
          Insurance                   500           1,500
                                   ------         -------
               Total               $5,600         $16,800


                                    10.1.1

3.   INCLUSION/EXCLUSION: The purchase price includes the following items: () if
     -------------------
     attached to the Property on the date of this Contract auxiliary generators, lighting, heating, plumbing, ventilating, and air conditioning fixtures, TV antennas, water softeners, smoke/fire/burglar alarms, security devices, inside telephone wiring and connecting blocks/jacks, plants, mirrors, floor coverings, intercom systems, build-in kitchen appliances, sprinkler systems and controls; (b) if on the Property whether attached or not on the date of this Contract, all well and septic systems and all associated plumbing, pipes, connections and pumps, etc; storm windows, storm doors, window and porch shades, awnings, blinds, screens, curtain rods, drapery rods, all keys; and (c) all architectural and engineering drawings for the building including any as-built drawings for alterations and additions.

     The above-described included items "Inclusions" are to be conveyed to Buyer by Seller by bill of sale at the closing, free and clear of all taxes, liens and encumbrances.

4.   CLOSING/SETTLEMENT: Closing or Settlement hereunder shall take place on
     ------------------
     December 2, 1996, or earlier if mutually agreed.

5.   INSPECTION PERIOD: Seller hereby agrees that Buyer shall have a period of
     -----------------
     sixty (60) days from the date hereof (the "Inspection Period") in which to make any and all such studies and investigations of the Property as Buyer deems necessary and appropriate, at Buyer's sole cost and expense. In the event Buyer, in his sole and absolute discretion, determines that the Property is not suitable for its proposed use as a manufacturing/office facility, Buyer shall have the right and option to terminate this Agreement upon written notice delivered to Seller before the expiration of the Inspection Period, in which event, the deposit plus any accrued interest shall promptly be refunded to Buyer, and neither party shall thereafter have any further liability to the other. If Buyer elects to terminate this Agreement, Buyer shall deliver to Seller copies of any reports, studies, surveys, appraisals, tests, title examinations done in regard to the Property during the Inspection Period. If Buyer fails to terminate this Agreement prior to the expiration of the Inspection Period, Buyer shall have accepted the Property in its current condition.

6.   ACCESS TO PROPERTY: Buyer may enter upon the property at Buyer's sole risk
     ------------------
     and expense to make whatever reasonable inspections and tests Buyer desires of the Property. Upon the completion of all studies, tests and inspections, Buyer shall restore the Property to its condition prior to its entry on the Property. In addition, Buyer shall indemnify, defend and hold the Seller harmless from and against any and all loss, damage, liability, costs and expenses (including reasonable

                                    10.1.2
     attorneys' fees) incurred by Seller for any loss, damage or injury to the Property (including any mechanic's liens that might be filed against the Property) and/or injury to or death of persons arising from the entry of Buyer and its agents, employees or contractors upon the Property.

7.   EVIDENCE OF TITLE: Buyer, at its expenses shall obtain a title insurance
     -----------------
     commitment for the Property during the Inspection Period issued by a title insurance company of Buyer's choice containing copies of all instruments listed in the schedule of exceptions, which title insurance commitment and copies of exceptions are the Title Documents.

8.   TITLE:
     -----

     a.   Title Review. Buyer shall have the right to inspect the Title
          ------------
          Documents. If the Title Documents disclose any matter affecting the title to the Property or any exceptions to coverage that are not acceptable to Buyer, then Buyer shall notify the Seller in writing of such objectionable title matters prior to the expiration of the Inspection Period or within five (5) days after receipt by Buyer of any Title Documents adding new Exception(s) to the title commitment.

     b.   Matters Not Shown by the Public Records. Seller shall deliver to
          ---------------------------------------
          Buyer, within fifteen (15) days from the date of this Agreement, true copies of all lease(s) and survey(s) in Seller's possession pertaining to the Property and shall disclose to Buyer all easements, liens or other title matters not shown by the public records of which Seller has actual knowledge. Buyer shall have the right to inspect the Property to determine if any third party(s) has any right in the Property not shown by the public record (such as an unrecorded easement, unrecorded lease, or boundary line discrepancy). Written notice of any unsatisfactory condition(s) disclosed by Seller or revealed by such inspection shall be signed by or on behalf of Buyer and given to Seller on or before the expiration of the Inspection Period. If Seller does not receive Buyer's notice by said date, Buyer accepts title subject to such rights, if any, of third parties of which Buyer has actual knowledge.

     c.   Special Taxing Districts. In the event the Property is located within
          ------------------------
          a special taxing district and Buyer desires to terminate this Contract as a result, if written notice is given to Seller on or before the date set forth in section 5, this Contract shall then terminate. If Seller does not receive Buyer's notice by the date specified above, Buyer accepts the effect of the Property's inclusion in such special taxing district(s) and waives the right to so terminate.

                                    10.1.3

     d.   Right to Cure. If Seller receives notice of unmerchantability of title
          -------------
          or any other unsatisfactory title condition(s) as provided in subsection (a) or (b) above, Seller shall use best efforts to correct said unsatisfactory title condition(s) prior to the date of closing. If Seller fails to correct said unsatisfactory title condition(s) on or before the date of closing, this Contract shall then terminate; provided, however, Buyer may, by written notice received by Seller, on or before closing, waive objection to said unsatisfactory title condition(s).

9.   TRANSFER OF TITLE: Subject to tender or payment Settlement as required
     -----------------
     herein and compliance by Buyer with the other terms and provisions hereof, Seller shall execute and deliver a good and sufficient special warranty deed to Buyer, on Settlement, conveying the Property free and clear of all taxes except the general taxes for the year of closing. Title shall be conveyed free and clear of all liens for special improvements installed as of the date of Buyer's signature hereon, whether assessed or not; except
     (i) distribution utility easements (including cable TV), (ii) those matters reflected by the Title Documents accepted by Buyer in accordance with subsection 9(a), (iii) those rights, if any, of third parties in the Property not shown by the public records in accordance with subsection 8(b), and (iv) subject to building and zoning regulations.

10.  PAYMENT OF ENCUMBRANCES: Any encumbrance required to be paid shall be paid
     -----------------------
     by Seller at or before Settlement from the proceeds of this transaction or from any other source.

11.  POSSESSION: Possession of the Property shall be delivered to Buyer at
     ----------
     Settlement.

12.  SURVEY: Buyer shall, at Buyer's expense, have the right to have an
     ------
     improvement survey of the Property showing the location of the Property, the boundaries of the Property, the location of all easements of record (with recording information shown) or apparent from a physical inspection of the Property, all improvements locate don adjoining property which encroach on the Property, all streets, roads and easements dedicated to public usage and showing the number of acreage comprising the Property, exclusive of dedicated streets, roads and public ways, and identify any part of the Property located within a flood plain. The survey shall be certified to Buyer, the Title Company and shall conform to ALTA standards.

                                    10.1.4

13.  INSPECTION DOCUMENTS: Seller, at Seller's sole cost and expense, shall
     --------------------
     provide to Buyer as soon as possible but not later than fifteen (15) days from the date of this Agreement all of the following items that Seller has in its possession:

     a. Copies of Certificate of Occupancy issued by the appropriate governmental authority;

     b. Evidence of compliance with zoning, local restrictions and building permits;

     c.   Information pertaining to any pending or threatened litigation;

     d.   All environmental and soils reports in Seller's possession;

     e. All service, management and maintenance contracts, employment agreements, collective bargaining agreements and other agreements relating to or affecting the Property;

     f.   Personal property inventory;

     g.   Copies of real estate tax bills for the years 1993, 1994 and 1995;

     h. Copies of all warranties relating to the building including but not limited to personal property, roof, well and septic systems, parking lot, HVAC equipment, plumbing, etc.

     i.   Copies of insurance policies;

     j. All maintenance and repair records for 1990 - 1995 and 1996 year to date;

     k.   Such other documentation as reasonable requested by Buyer.

14.  ENVIRONMENTAL REPORT: Buyer shall have thirty (30) days from the date of
     --------------------
     Seller's acceptance of this Contract to conduct a phase I Environmental Study of the Property ("Environmental Contingency"). If said Environmental Study describes a negative environmental impact upon or around the Property, or if said Phase I study recommends a Phase II study be conducted, Buyer may, at Buyer's option (i) order the Phase II study, in which case the Inspection Period shall be extended for an additional thirty
     (30) days, or (ii) cancel this Contract with Buyer's earnest money being returned to Buyer and the parties hereto shall have no further rights or duties

                                    10.1.5
     hereunder, and Seller shall reimburse Buyer for the cost of the Phase I Environmental Study, or (iii) waive the Environmental Condition and proceed with the terms and conditions of this Contract. Seller or Sellers Agent will provide a copy of 1st Unions Bank's copy of its environmental report on the Property within 10 days of Seller's acceptance of this Contract.

15.  SELLER'S REPRESENTATIONS AND WARRANTIES: Seller, to best of Seller's
     ---------------------------------------
     knowledge, hereby represents and warrants to Buyer as follows (and it shall be a condition for Buyer's obligation to acquire the Property that each of the following representations and warranties shall be true and accurate in all material respects as of the date of Settlement).

     a. The Property is currently subdivided from the balance of all adjacent tracts subject to all applicable rules and regulations in Baltimore County and the State of Maryland.

     b. The Property does not appear on the National Priorities List published by the U.S. Environmental Protection Agency of the most recent lists of hazardous waste sites published by the Maryland Department of the Environment. To the best of Seller's Knowledge, the Property has not been used as a landfill, nor have any hazardous materials or toxic substances (as described in any applicable federal and/or state environmental laws) been deposited or stored upon the Property.

     c. There is no litigation pending, or to the best of Seller's knowledge, threatened, which in any manner affects the Property.

     d. There are no attachments, executions, assignments for the benefit of creditors, receiverships, conservatorship or voluntary or involuntary proceedings in bankruptcy or pursuant to any other debtor relief laws contemplated by Seller or pending against Seller or the Property not otherwise disclosed by a diligent search of the public records and court files.

     e. There are no contracts or other obligations outstanding for sale, exchange or transfer of the Property or any portion thereof or that will continue beyond the Settlement date.

     f. Seller's parent company, Canton Investments is not a debtor in a bankruptcy proceeding. Seller is not a debtor in or otherwise a party to any bankruptcy proceeding. Seller has full authority to enter into and consummate the transactions contemplated by this contract

                                    10.1.6
          and need not seek or obtain Court approval to do so. On or before September 15, 1996, Buyer requires that Seller provide to Buyer in a form acceptable to Buyer an opinion of Seller's counsel that the foregoing is true and correct.

16.  ADJUSTMENTS: All adjustments and prorations should be as of Settlement.
     -----------
     Rent and water rent (except those paid at Settlement) shall be adjusted and apportioned as of date of Settlement, and all general real estate taxes, are to be adjusted and apportioned as of the date of Settlement.

17.  APPRAISAL PROVISION: buyer shall have the sole option and election to
     -------------------
     terminate this Contract if the purchase price exceeds the Property's valuation determined by an appraiser engaged by Buyer. This Contract shall terminate by the Buyer giving Seller written termination notice and a copy of such appraisal which confirms the Property's valuation is less than the purchase price, on or before the expiration of the Inspection Period.

18.  TIME OF ESSENCE/REMEDIES: Time is of the essence hereof. If any note or
     ------------------------
     check received as earnest money hereunder or any other payments due hereunder is not paid, honored or tendered when due, or if any other obligation hereunder is not performed or waived as herein provided, there shall be the following remedies:

     a.   IF BUYER IS IN DEFAULT:

          All payments and things of value received hereunder shall be forfeited by Buyer and retained on behalf of Seller and both parties shall thereafter be released from all obligations hereunder. It is agreed that such payments and things of value are liquidated damages and (except as provided in subsection (c)) are seller's sole and only remedy for Buyer's failure to perform the obligations of this Contract. Seller expressly waives the remedies of specific performance and additional damages.

     b.   IF SELLER IS IN DEFAULT;

          Buyer may elect to treat this Contract as cancelled, in which case all payments and things of value received hereunder shall be returned to Buyer and Buyer may recover such damages as may be proper, or Buyer may elect to treat this Contract as being in full force and effect and Buyer shall have the right to specific performance or damages, or both.

                                    10.1.7

     c.   COST AND EXPENSES:

          Anything to the contrary herein notwithstanding, in the event of any arbitration or litigation arising out of this Contract, the arbitrator or court shall award to the prevailing party all reasonable costs and expenses, including attorney fees.

19.  EARNEST MONEY DISPUTE: Notwithstanding any termination of this Contract,
     ---------------------
     Buyer and Seller agree that, in the event of any controversy regarding the earnest money and things of value held by broker, or escrow agent, unless mutual written instructions are received by the holder of the earnest money and things of value, broker or escrow agent shall not be required to take any action but may await any proceeding, or at broker's or escrow agent's option and sole discretion, may interplead all parties and deposit any monies or things of value into a court of competent jurisdiction and shall recover court costs and reasonable attorney fees.

20.  BUYER'S AND SELLER'S COSTS. Buyer shall pay all costs of preparing and
     --------------------------
     obtaining title insurance relating to the purchase of the Property. Buyer shall provide an ALTA title insurance commitment with all of the standard preprinted exceptions deleted. Each party shall be responsible for payment of its respective attorney's and consultants' fees.

21.  REAL ESTATE COMMISSIONS: Each party warrants and represents to the other
     -----------------------
     that it did not use the services of a real estate broker, agent or finder in connection with this Agreement, insofar as pertains to the sale of the Property to Buyer, except KLNB and that the Seller shall be responsible for the payment of any commission payable to KLNB, Inc. arising out of the transfer of the Prperty to Buyer. Each party agrees to defend, indemnify, and hold the other party harmless from any claim for commissions or fees arising by reason of the indemnifying party's breach of this warranty and representation. The provisions of this paragrpah shall survive settlement pursuant to this Agreement.

22.  RISK OF LOSS: The herein described Property is to be held at the risk of
     ------------
     the Seller until legal title has passed or possession has been given to Buyer whichever shall sooner occur. If, prior to the time legal title has passed or possession has been given to Buyer, all or a substantial part of the Property is destroyed or damaged, without fault of the Buyer, then this Contract, at the option of the Buyer, shall be null and void and of no further effect, and all monies paid hereunder shall be returned promptly by Seller to Buyer.

                                    10.1.8

23.  PROHIBITIONS: After the date of the execution of this Contract, Seller
     ------------
     shall not enter into any contract or document that would affect the Property without the prior written consent of the Buyer.

24.  INSURANCE: Seller shall maintain in full force and effect existing
     ---------
     insurance coverage on the Property.

25.  STAMPS, RECORDATION AND TRANSFER TAXES: The cost of all documentary stamps,
     --------------------------------------
     required by law, recordation tax and transfer tax, where required by law, shall be paid equally by Buyer and Seller.

26.  NOTICES: Every notice required or permitted to be sent hereunder shall be
     -------
     deemed given (i) upon delivery if personally delivered, or (ii) one business day following deposit with a nationally recognized overnight courier service, to the address set forth on the signature page hereof, or such other address as may be designated by each party from time to time.

27.  MISCELLANEOUS PROVISIONS:
     ------------------------

     a. This Agreement contains the final and entire agreement between the parties and neither they nor their agents shall be bound by any terms, conditions or representations not contained herein, unless modified in writing and executed by each of the parties.

     b. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns.

     c. This Agreement must be executed by Seller and returned to Buyer within five (5) business days following Buyer's execution hereof, or this Agreement shall be null and void.

     d. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

     e. This Agreement shall not be assignable by Buyer without the prior written consent of Seller whose consent shall not be unreasonably withheld or delayed.

28.  NOTICE OF ACCEPTANCE: This Proposal shall expired unless accepted in
     --------------------
     writing, by Seller, as evidenced by their signatures below, and the Buyer receives notice of such acceptance on or before September 6, 1996.

                                    10.1.9

Buyer:    Optical Security Industries, Inc.

By:       /s/Gerald A. Melfi, CAO
          ---------------------------------

Date of Execution:        8/31/96
                   ------------------------

Address:       Suite 920
               535 16th Street
               Denver, CO 80202

Seller:

By:            P. McEvoy Cromwell, Esquire
           --------------------------------

Date of Execution:         9/5/96
                   ------------------------

Address:
         ----------------------------------


Witnessed by:  /s/ Margaret I. Wood

The captions of this Contract are for convenience and reference only and in no way define or limit the intent, rights or obligations of the parties hereunder.

The parties hereto hereby bind themselves, their heirs, personal representatives, successors and assigns for the faithful performance of this Contract.

NOTICE TO PURCHASER; YOU MAY BE ENTITLED TO RECEIVE COMPENSATION FROM THE REAL
-------------------
ESTATE GUARANTY FUND OF THE MARYLAND REAL ESTATE COMMISSION, AN AMOUNT NOT TO EXCEED $25,000.00, FOR ANY ACTUAL LOSS ARISING OUT OF THE TRANSACTION AND RESULTING FROM THE UNLAWFUL ACT OF REAL ESTATE LICENSEE.

                                    10.1.10

                               COON & SHACH, LLC
                               ATTORNEYS AT LAW
                           NINE WEST MULBERRY STREET
                        BALTIMORE, MARYLAND 21201-4408
                           Telephone (410) 244-8800
                           Facsimile (410) 244-8801






                                   November 13, 1996



VIA OVERNIGHT DELIVERY - AIRBORNE EXPRESS

Mr. Gerald A. Melfi, CAO
Optical Security Group, Inc.
535 16th Street, Suite 920
Denver, Colorado 80202

     Re:  Agreement of Sale - September 5, 1996
          Optical Security Group, Inc.-Buyer/Parkton Realty, Inc.-Seller The George's Transfer Building
          --------------------------------------------------------------

Dear Melfi:

     Enclosed please find two clean, executed copies of a letter agreement, regarding the revision to the Agreement of Sale dated September 5, 1996, pursuant to which Optical Security Group, Inc is to purchase certain real property owned by the Parkton Realty, Inc., known as the George's Transfer Building. Please execute both copies, retain one for yourself, and return one to me via overnight delivery.

     If you should have any questions, please do not hesitate to contact me.

                                   Very truly yours,

                                   /s/Marc E. Shack


                                   Marc E. Shack

MES/jme
Enclosures



                                    10.1.11

                               COON & SHACH, LLC
                               ATTORNEYS AT LAW
                           NINE WEST MULBERRY STREET
                        BALTIMORE, MARYLAND 21201-4408
                           Telephone (410) 244-8800
                           Facsimile (410) 244-8801






                                   November 12, 1996



VIA FACSIMILE (3030) 534-1010

Mr. Gerald A. Melfi, CAO
Optical Security Group, Inc.
535 16th Street, Suite 920
Denver, Colorado 80202

     Re:  Agreement of Sale - September 5, 1996
          Optical Security Group, Inc.-Buyer/Parkton Realty, Inc.-Seller The George's Transfer Building
          --------------------------------------------------------------

Dear Melfi:

     I am glad we have had the chance to speak directly over the last couple of days with regard to the requests made in your November 4, 1996, correspondence regarding the above referenced matter. As I stated to you on the phone, it is Parkton Realty, Inc.'s desire to consummate the sale with your company for the George's Transfer Building. However, there is a certain limits on the recovery which Parkton Realty, Inc. can accept from the property.

          1. Specifically, with regard to your correspondence, it is agreed that the inspection period set forth in paragraph five of the Agreement of Sale shall be extended to January 6, 1997.

          2. The date of the closing/settlement set forth in paragraph four of the Agreement of Sale shall be extended to February 5, 1997.

          3. The second, third, and fourth sentences of paragraph two of the Agreement of Sale are deleted and replaced with the following:



                                    10.1.12

               a. On the date of closing, Seller shall reimburse Buyer with a credit to the purchase Price set forth in sentence one of this paragraph in an amount not to exceed Fifty Thousand ($50,000.00) Dollars based on the estimated costs of any repairs, renovations, construction, road work, pond enlargement, and/or asbestos abatement which is needed to be made to the Property and not otherwise the responsibility of the Buyer pursuant to this Agreement of Sale (the $50,000.00 credit set forth herein shall include the Sixteen Thousand Eight Hundred ($16,800.00) Dollars listed below) the Buyer will provide a final accounting to the Seller when the actual costs are known and any excess credit will be refunded in cash to the Seller on or before June 30, 1997. In the event the $50,000.00 credit set forth in this paragraph is not sufficient to the Buyer, the Agreement of Sale will be terminated and the Seller will refund the Buyer's deposit.

          4. The time period for the Buyer to obtain an environmental report shall be extended to January 6, 1997.

          5. In all and other respects the Agreement of Sale shall remain in full force and effect.

          6. This letter shall supersede your correspondence of November 4, 1996.

     The statements set forth in that correspondence that if a response was not received 5:00 p.m., mountain standard time, on November 4, 1996, that the Agreement would be considered terminated is revoked, and the Agreement remains in full force and effect as set forth therein.

                              Very truly yours,

                              PARKTON REALTY, INC.



                              /s/ P. McEvoy Cromwell, President
                              ---------------------------------
                            By: P. McEvoy Cromwell, President


APPROVED:

OPTICAL SECURITY GROUP, INC.



/s/Gerald A. Melfi
------------------------
By: Gerald A. Melfi, CAO

cc:  Tom Renner (via fax: 296-2765)


                                    10.1.13

                                   AMENDMENT

                               AGREEMENT OF SALE
                            DATED SEPTEMBER 5, 1996

                         PARKTON REALTY, INC., SELLER
                                      AND
                   OPTICAL SECURITY INDUSTRIES, INC., BUYER

                   CONCERNING THE GEORGE'S TRANSFER BUILDING
                          BALTIMORE COUNTY, MARYLAND


     The parties agree to the following amendment to the Agreement of Sale dated September 5, 1996, as previously amended by letter agreement dated November 12, 1996, concerning The George's Transfer Building (the "Property"). In the event of a conflict of interpretation between the language of this Amendment, the Agreement of Sale and the previous amendment, the language of this Amendment shall control.

     l. Seller shall take all actions necessary to construct a storm management facility serving Lot #3 on the Property, including the required 10,000 square foot addition. Such construction will be completed as soon as possible after Closing, as defined below. In addition, Seller will post the required surety or cash bond with Baltimore County no later than seven (7) calendar days after Closing. The parties shall escrow or otherwise set aside out of Seller's Closing proceeds sufficient funds to satisfy the bond requirements.

     2. On or before March 31, 1997, Seller shall complete the necessary asbestos abatement in the building situated on the Property consistent with the requirements set forth in the asbestos survey conducted by Quality Analytical, Inc., on January 8, 1997, and the supplemental report dated January 14, 1997. In addition, the Seller shall be responsible for the entire cost of removal and disposition of asbestos materials in the building's roof ("Roof Asbestos Abatement"). Seller shall coordinate the timely Roof Asbestos Abatement with Buyer's roofing contractor. To the extent determinable at Closing, the parties shall escrow or otherwise set aside out of Seller's Closing proceeds sufficient funds to pay for the Roof Asbestos Abatement.

     3. On or before March 31, 1997, Seller will obtain from Baltimore County an opinion letter, in form and substance satisfactory to Buyer, approving the revision to the COG Plan and recorded plat as it pertains to the interior driveway and cul-de-sac removal on the Property. Contemporaneously with this opinion letter, Seller shall complete and record a revised plat showing the approved revision.

                                    10.1.14

     4. The Closing or settlement hereunder will be April 30, 1997, or earlier if mutually agreed.

     5.   The inspection period will expire on March 31, 1997.

     6. All of Seller's obligations hereunder shall survive Closing, and shall not be merged in the deed of conveyance.

     7. In all other respects the Agreement of Sale, as previously amended by letter agreement dated November 12, 1996, shall remain unmodified and in full force and effect.






BUYER:                                  SELLER:

OPTICAL SECURITY INDUSTRIES, INC.       PARKTON REALTY CORP.


By:  /s/Gerald A. Melfi                 By: /s/ P. McEvoy Cromwell
     ------------------                     ----------------------

Its:  Chief Account Officer             Its: President
     ----------------------                 ----------

Date:   February 21, 1997               Date:  February 28, 1997
     --------------------                    -------------------

                                    10.1.15